                                                                    Exhibit 3.13
                          ISLAND HOTEL COMPANY LIMITED

      At an Extraordinary General Meeting of the above-named Company held at the Registered Office of the Company, One Millars Court, Nassau, Bahamas on the 15th day of June, A.D., 1987 the sub-joined Special Resolutions were duly passed, and at a subsequent Extraordinary General Meeting of the said Company held on the 29th day of June, A.D., 1987 the sub-joined Special Resolutions were duly approved, ratified and confirmed.

            RESOLVED that the capital of the Company expressed in (pounds) Sterling being the lawful currency of the Commonwealth of the Bahamas at the date of Incorporation of the Company by virtue of the laws in that behalf enacted henceforth be expressed in the lawful currency of the Commonwealth of the Bahamas as B$2,860 divided into 1,000 shares of B$2.86 par value, such shares to be designated as Class "A" Shares.

            RESOLVED FURTHER that the capital of the Company be increased to B$8,860 divided into 1,000 Class "A" Shares of B$2.86 each and 6,000 Class "B" Shares of B$1.00 each by the creation of 6,000 shares of B$1.00 to be designated as Class "B" Shares ranking in all respects pari passu with the existing shares in the capital of the Company.

      I, J. Barrie Farrington, Assistant Secretary of Island Hotel Company Limited, hereby certify that the foregoing is a true copy of the Special Resolutions which were duly passed as Special Resolutions at a meeting of the above-named Company held at the Registered Office of the Company, One Millars Court, Nassau, Bahamas on the 15th day of June, A.D., 1987 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy, and that the said Special Resolutions were duly confirmed at a meeting of the above-named Company held at the same place on the 29th day of June, A.D., 1987 at which said meeting, all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy.

                                         IN WITNESS THEREOF I have hereunto
                                         set my hand and the Common Seal of
                                         the Company this 29th day of June,
                                         A.D., 1987.

                                           (Sgd.) J.B. Farrington
                                               Assistant Secretary

SEAL

-------------------
REGISTRAR GENERAL'S
    DEPARTMENT

   DEC 17 1987

 NASSAU, BAHAMAS
-------------------

----------------                                            ----------------
[ILLEGIBLE SEAL]                                            [ILLEGIBLE SEAL]
----------------                                            ----------------

                                   [illegible]

                                The Companies Act

                            Company Limited by Shares

                                      - - -

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          ISLAND HOTEL COMPANY LIMITED

                                      - - -

      1. The name of the company is "Island Hotel Company Limited".

      2. The registered office of the company will be situate in the Island of New Providence one of the Bahama Islands.

      3. The objects for which the company is established are:-

            (1) To carry on the business of hotel, restaurant, cafe, tavern, beer-house, refreshment-room, and lodging-house keepers, licensed victuallers, wine, beer, and spirit merchants, dealers in and importers of aerated, mineral, and artificial waters and other drinks, purveyors, caterers for public and private amusements generally, proprietors of motor and other vehicles, garage proprietors, livery-stable keepers, jobmasters, farmers, dairymen, ice merchants, importers and brokers of food, live and dead stock, and produce of all descriptions, hairdressers, perfumers, chemists, proprietors of clubs, baths, dressing rooms, laundries, reading, writing and newspaper rooms, libraries, grounds, and places of amusement, recreation, sport, entertainment, and instruction of all kinds and tobacco and cigar merchants.

            (2) To purchase, take on lease or in exchange, or otherwise acquire and to hold any lands and buildings either within or without the Bahama Islands, and any estate or interest in and any rights connected with, any such lands and buildings, and to pay for the same in money or in the shares or other securities of the company.

            (3) To develop and turn to account any land acquired by or in which the company is interested, and in

            (4) To plan, lay out, construct, execute, carry out, equip, furnish, install, improve, develop, maintain, administer, manage, supervise or control works and conveniences of all kinds, and without prejudice to the generality of the foregoing words. In particular hotels, apartment houses, flats, houses, clubs, restaurants, shops, theatres, cinemas, stadia, baths, swimming pools, marinas, yacht basins and other facilities for the accommodation of yachts and private pleasure craft, hospitals, clinics, schools, places of worship, places of amusement, pleasure grounds, race-tracks, golf courses and other facilities for sports, parks, gardens, plantings of all kinds, reading rooms, warehouses, sub-divisions, villages, townships, roads, bridges, reservoirs, waterways, wharves, (illegible), embankments, irrigations, dredgings, excavations, reclamations, improvements, sewage disposal systems, drainage systems, sanitary systems, water, gas, electric light, telephone, telegraph, wireless and power supply works and installations, and all other works and conveniences which the company may think directly or indirectly conducive to those objects, and to contribute or otherwise (illegible) or take part in the planning, construction, laying out, equipping, furnishing, installation, maintenance, development, working, administration, management, supervision and control thereof.

            (5) To cater for public and private amusements of every description and in particular, and without limiting

            (6) To carry on business as tourist and travel agents and contractors, and to facilitate travelling, and to provide for tourists and travellers, and to promote the provision of conveniences of all kinds in the way of tickets, reservations and arrangements for land, sea and air travel, hotel and lodging accommodation, guides, the hiring of means of personal and baggage transportation, safe deposits, inquiry bureaus and otherwise.

            (7) To undertake, manage, administer, control, give advice or provide consulting services in connection with the erection, construction, decoration, repair, cleansing and finishing of buildings, erections, constructions and works of all kinds.

            (8) To carry on the business of proprietors and operators of apartment buildings, flats, maisonettes, dwelling houses, and clubs in all branches, and for these purposes to improve land, prepare building sites, and to construct, reconstruct, pull down, alter, improve, decorate, finish and maintain apartments, flats, maisonettes, dwelling houses, clubs, buildings, works and conveniences of all kinds, and to lay out roads, pleasure gardens and recreation grounds.

            (9) To manage, lease (for any period), sell or otherwise, dispose of lots, building sites, hotels, apartments, flats, maisonettes, dwelling houses, clubs, and buildings, at such rent and on such terms and conditions as the company shall think fit, to collect rents and income, and to supply or cause to be supplied to purchasers, tenants, occupiers, and others, utility services, air-conditioning,

            (10) To purchase for investment or resale and to traffic in land and other property of any tenure and any interest therein, and to make advances upon the security of land or other property, or any interest therein, and to deal in, traffic by way of sale, lease, exchange, or otherwise with land and any other property whether real or personal, and generally to carry on the business of real estate agents and dealers in all its branches.

            (11) To carry on all or any of the following businesses, namely, builders and contractors, civil engineering contractors, excavators, dredgers, decorators, manufacturers and producers of and dealers in building materials and requisites of all kinds, machinery and general construction contractors, sub-contractors, and hauliers, and without limiting the generality of the foregoing words, to undertake, manage, supervise, administer, control or give advice in connection with the erection, construction,(??????) and furnishing of buildings, erections, structures, and works of all kinds.

            (12) To buy, lease, construct, build or otherwise acquire all plant, machinery and equipment necessary or convenient to carry the above objects or any of them (? ?)

            (13) To carry on business (ILLEGIBLE) financial, contracting and other operations commonly carried on or undertaken by capitalism, financiers, promoters, concessionaires, and contractors, including the lending of money, either with or without security, to such persons and on such terms and conditions as the company may think fit.

            (14) To subscribe for, conditionally or unconditionally to underwrite, issue on commission or otherwise, to assume liability under, acquire by purchase or otherwise and to hold, either as principals or agents, and absolutely as owners, or by way of collateral security, or otherwise, and to sell, mortgage, pledge, convert, exchange, or otherwise, dispose of or deal in the stock, shares, bonds, debentures, and other securities or obligations of any government, municipal or other authority, or any industrial, commercial, financial, or other company, and to issue paid up shares or other securities of the company in payment or part payment of the purchase price of any stock, shares, bonds, debentures, or other securities or obligations acquired by the company.

            (15) To purchase or otherwise acquire, and to hold, sell, exchange, lease, mortgage, pledge, charge, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular mortgages, debentures, debenture stock, stock, shares, bonds, patents, concessions, annuities, policies, options, (illegible) gems and other minerals, goods, wares and merchandise of all kinds, book debts, business concerns and undertakings, and claims, privileges, and chases in action of all kinds.

            (16) To purchase, charter, hire, take in exchange, build, salvage, repair, reconstruct, or otherwise acquire and [illegible] and furniture, or any shares or interact in ships or vessels, and also shares, stocks and securities of any companies possessed of or interested in, any ships or vessels, and to maintain, repair, improve, alter, sell, exchange, or let out to hire or charter, or otherwise deal with and dispose of any such ships, vessels or shares or securities as aforesaid.

            (17) To employ the said ships or vessels in the conveyance of passengers, mails, and cargo of all kinds between such ports and places in any part of the world as may seem expedient, and to tender for and acquire any postal or other subsidies.

            (18) To carry on all or any of the businesses of ship owners, airline operators, carriers by land, water and air, warehousemen, wharfingers, barge owners, lightermen, forwarding agents, cargo superintendents, stevedores, and carters.

            (19) To carry on business as brokers for the chartering, sale, and purchase of ships of every description, freight contractors, forwarding agents, tourist and passenger agents, managers of ships of every description, and as insurance brokers and agents.

            (20) To adopt and carry into effect any Agreement whether made before or after the incorporation of the company providing for the management of ships owned or to be owned in order to comply with the provisions of The Merchant Shipping Act 1894, or any statutory modification thereof, or for the appointment of chartering, insurance, or other agents.

            (21) To employ as ships [illegible] and managing agent any person, firm or company, whether limited or not, and that although he or they may not be entitled to any share or interest in the said ships or vessels or in the company.

            (22) To carry on a guarantee business, and to give any guarantee for the payment of money or for the performance of any obligation whether on behalf of the company, or other person or corporation.

            (23) To carry on a general real estate brokerage business, and to act as agents and brokers for the purchase, sale, improvement, and management of any property.

            (24) To act as agents and brokers for any individual, company, firm, or court of law, for the investment, loan, payment, transmission, and collection of money, and to take, receive, hold, transfer, and convey all property, real or personal, which may be granted, conveyed, or committed to this company.

            (25) To act as agents or attorneys for the transaction of any business and the investment and collection of moneys, rents, interests, dividends, mortgages, bonds, bills, notes, and other securities.

            (26) To advance, deposit, or lend money, securities, and property, to or with such persons and on such terms as may seem expedient, and to discount, buy, sell and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

            (27) To promote, organize, manage, or develop, or to assist in the promotion, organization, management, or development of any company, syndicate, enterprise, or undertaking.

            (28) To carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

            (29) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which this company is authorized to carry on, or possessed of property suitable for the purposes of this company.

            (30) To take, or otherwise acquire, and hold shares in any other company having objects altogether or in part similar to those of this company, or carrying on any business capable of being [illegible] directly or indirectly to [illegible].

            (31) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company, or for any other purpose which may seem directly or indirectly calculated to benefit this company.

            (32) To sell or dispose of the undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, debentures, bonds, mortgages, or other securities of any other company having objects altogether or in part similar to those of this company.

            (33) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, or any business or transaction which this company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this company.

            (34) To amalgamate with any other company having objects altogether or in part similar to those of this company.

            (35) To enter into any arrangements with any governments or authorities, supreme, municipal, local, or otherwise, that may seem conducive to the company's interests, or any of them, and to obtain from any such government or authority any rights, privileges, and concessions in which the company may think it desirable to obtain, and to carry out, exercise, and to comply with any such management, agents, privileges, and concessions.

            (36) To obtain any provisional Order or Act of the Legislature and to do any other act or thing for enabling the company to carry any of its objects into effect, or for effecting any modification of the company's constitution, or for [illegible] purpose which may seem expedient, and to expose any proceedings or applications which may seem calculated directly or indirectly to protect the company's interests.

            (37) To draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

            (38) To invest and deal with the moneys of the company not immediately required upon such securities and in such manner as may from time to time be determined.

            (39) To lend money, either with or without security, generally to such persons and on such terms as the company may think fit, and in particular to customers and others having dealings with the company.

            (40) To borrow or raise or secure the payment of money in such manner as the company shall think fit, and in particular by the issue of debentures, or debenture stock, perpetual or otherwise, charged upon all or any of the company's property (both present and future), including its uncalled capital, and to redeem or pay off such securities.

            (41) To sell, improve, manage, develop, exchange, lease, mortgage, dispose of, turn to account, or otherwise deal with, all or any part of the property or rights of the company.

            (42) To renumerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company's capital, or any debentures or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

            (43) To adopt such means of making known the business of the company as may seem expedient.

            (44) To grant pensions, allowances, gratuities and bonuses to directors, ex-directors, officers, ex-officers, employees or [illegible] dependents or connections of such [illegible] and to establish and maintain or [illegible] establishing and maintaining trusts, funds, [illegible] (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or connections, and to support or subscribe to any charity, fund, or institution the support of which may in the opinion of the directors be calculated directly or indirectly to benefit the company or its employees, and to institute and maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the company, its directors, officers or employees.

            (45) To pay for any rights or property acquired by the company, and to remunerate any person or persons or body or bodies corporate, either by cash payment, transfer of property, or by the allotment of shares, debentures or other securities of the company credited as paid up in full, in part or otherwise.

            (46) Generally to do all such other acts and things as the company may think incidental or conducive to the attainment of the above objects or any of them.

            (47) To procure the company to be registered or recognized in any part of the world outside of the Bahama Islands.

            (48) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees, agents or otherwise, and either alone or in conjunction with others.

            (49) To distribute any of the property of the company "in specie" among the members.

And it is hereby declared that the word "company" in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons whether corporate or unincorporate, and whether domiciled in the Bahama Islands or elsewhere, and that the objects specified in the different paragraphs of this clause shall, except where otherwise expressed in such paragraphs, be in [illegible] limited by reference to any other paragraph or the [illegible] of the company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

      4. The liability of the members is limited.

      5. The capital of the company is (pounds) 1,000 divided into 1,000 shares of (pounds) 1 each with power to divide the shares in the capital for the time being into different classes, and to attach thereto respectively any preferential, deferred, qualified, or special rights, privileges, conditions or restrictions and to modify or deal with in the manner mentioned in Clause 25 of the accompanying Articles of Association but not otherwise, any rights for the time being attached to any class or classes of shares in the company so that Clause 25 of the said Articles shall be deemed to be incorporated herein and have effect accordingly.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the company set opposite our respective names.